SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 1999

THE GEON COMPANY
(Exact name of registrant as specified in charter)

Delaware	1-11804	34-1730488

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Geon Center, Avon Lake, Ohio 44012
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 440-930-1001

Not Applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events

      The Geon Company announced today it has completed an agreement to acquire privately held Acrol Holdings Limited, headquartered in Widnes, England. Acrol is the United Kingdom’s leading formulator of vinyl plastisols, which are plasticized compounds used in applications such as automotive interiors, wallcoverings, and metal and fabric coatings.

Item 7(c). Financial Statements, Pro Forma Financial Information and Exhibits

      Exhibit 99.1 Press Release of July 1, 1999 announcing the completion of an agreement to acquire privately held Acrol Holdings Limited, headquartered in Widnes, England.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEON COMPANY

By /s/ Gregory L. Rutman Secretary

Dated July 1, 1999